UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2007

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza

Houston, Texas 77046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 4, 2007, Transocean entered into an Underwriting Agreement (the “Senior Notes Underwriting Agreement”) by and among Transocean and Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein (collectively, the “Senior Notes Underwriters”), with respect to an underwritten public offering (the “Senior Notes Offering”) of $0.5 billion of 5.25% Senior Notes due 2013, $1.0 billion of 6.00% Senior Notes due 2018 and $1.0 billion of 6.80% Senior Notes due 2038 (together, the “Senior Notes”).

On December 5, 2007, Transocean entered into an Underwriting Agreement (the “Convertible Notes Underwriting Agreement”) by and among Transocean and Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein (collectively, the “Convertible Notes Underwriters” and, together with the Senior Notes Underwriters, the “Underwriters”), with respect to an underwritten public offering (the “Convertible Notes Offering” and, together with the Senior Notes Offering, the “Offerings”) of up to $2.2 billion of 1.625% Series A Convertible Senior Notes due 2037, $2.2 billion of 1.50% Series B Convertible Senior Notes due 2037 and $2.2 billion of 1.50% Series C Convertible Senior Notes due 2037 (together, the “Convertible Notes” and, together with the Senior Notes, the “Notes”).

The Offerings are being made under the Company’s Registration Statement on Form S-3 (Registration No. 333-147785).

The Senior Notes are to be issued pursuant to an Indenture (the “Indenture”) to be entered into by the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by a Supplemental Indenture (the “First Supplemental Indenture”) related to such notes.  The Convertible Notes are to be issued pursuant to the Indenture, as supplemented by a Supplemental Indenture (the “Second Supplemental Indenture”) related to such notes.  The closing of the Offerings is expected to occur on or about December 11, 2007.  The Senior Notes Offering and the Convertible Notes Offering are not contingent upon each other.

Transocean will have the right to redeem the Senior Notes at any time prior to maturity at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and a “make-whole premium.”

Transocean will have the right to redeem the Convertible Notes for cash after December 20, 2010, in the case of the Series A Convertible Notes, December 20, 2011, in the case of the Series B Convertible Notes, and December 20, 2012, in the case of the Series C Convertible Notes, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.  A holder of the Series A Convertible Notes and the Series B Convertible Notes will have the right to require Transocean to repurchase their notes on December 15, 2010 and December 15, 2011, respectively.  In addition, holders of each series of Convertible Notes will have the right to require Transocean to repurchase their notes on December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 or upon a fundamental change, in each case at a repurchase price in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.

The Convertible Notes will be convertible in certain circumstances into cash and a number of Transocean ordinary shares determined as described in the prospectus supplement related to the Convertible Notes Offering. The initial conversion rate of the Convertible Notes is 5.9310, equivalent to a conversion price per ordinary share of approximately $168.61.  The conversion price represents a conversion premium of approximately 32.5% to the closing price of Transocean ordinary shares on the New York Stock Exchange on December 5, 2007, of $127.25. In addition, if certain fundamental changes occur on or before December 20, 2010, with respect to Series A Convertible Notes, December 20, 2011, with respect to Series B Convertible Notes or December 20, 2012, with respect to Series C Convertible Notes, Transocean will in some cases increase the conversion rate for a holder electing to convert notes in connection with such fundamental change.

Upon conversion, Transocean is obligated to settle the Convertible Notes by delivering cash up to the aggregate principal amount of the Convertible Notes to be converted and ordinary shares in respect of the remainder, if any, of Transocean’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes being converted.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory and investment banking services for Transocean, for which they received or will receive customary fees and expenses.  Affiliates of Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Calyon Securities (USA) Inc., UBS Securities LLC, Mitsubishi UFJ Securities International plc, DnB NOR Markets, Inc., Fortis Securities LLC and Wells Fargo Securities, LLC are lenders under Transocean’s bridge loan facility and will receive the net proceeds of the Offerings.  An affiliate of Citigroup Global Markets Inc. is the co-documentation agent for Transocean’s bridge loan facility and is the syndication agent for the lenders under Transocean’s five-year revolving credit facility and the Transocean’s 364-day revolving credit facility.  An affiliate of J.P. Morgan Securities Inc. is the administrative agent for the five-year revolving credit facility and the 364-day revolving credit facility.  An affiliate of Mitsubishi UFJ Securities International plc is the co-documentation agent for the five-year revolving credit facility and the 364-day revolving credit facility.  These affiliates receive customary fees and expenses in connection with each of these roles.

The descriptions of the Senior Notes Underwriting Agreement, the Convertible Notes Underwriting Agreement and the Indenture are summaries and do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents, which are filed with this Current Report on Form 8-K as Exhibits 1.1, 1.2 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 8.01                     Other Events.

On December 6, 2007, Transocean issued a press release announcing the pricing of the Convertible Notes Offering.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

The following exhibits are filed herewith:

1.1                                 Underwriting Agreement dated December 4, 2007 by and among Transocean Inc. and Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein.

1.2                                 Underwriting Agreement dated December 5, 2007 by and among Transocean Inc. and Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein.

4.1                                 Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to Transocean’s Registration Statement on Form S-3 (Registration No. 333-147785).

12.1                           Computation of Ratio of Earnings to Fixed Charges.

99.1                           Press Release dated December 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: December 10, 2007	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel
and Corporate Secretary